Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Mike Maring

Tel: +1-585-598-6874

Francie Nagy

Tel: +1-212-515-4625

GateHouse Media Announces Fourth Quarter & Full Year 2007

Results Release and Earnings Call

Fairport, N.Y., March 3, 2008—GateHouse Media, Inc. (NYSE: GHS) announced today that it plans to release its fourth quarter and full year 2007 financial results after the market closes on Thursday, March 13, 2008. The Company has scheduled a conference call to discuss results on Friday, March 14, 2008, at 10:00 AM EST. The conference call can be accessed by dialing (877) 340-7913 (from within the U.S.) or (719) 325-4888 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “GateHouse Media Fourth Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at www.gatehousemedia.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM EST on March 28, 2008 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.) please reference access code “896-4785.”

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 99 daily publications. GateHouse Media currently serves local audiences of more than 10 million per week across 23 states through hundreds of community publications and local websites. GateHouse Media is traded on the New York Stock Exchange under the symbol “GHS”.

For more information regarding GateHouse Media and to be added to our email distribution list, please visit www.gatehousemedia.com.